TAG-IT PACIFIC, INC.

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT (the "AGREEMENT") is made and entered into as of this 15th day of December, 2000, by and among Tag-It Pacific, Inc., a Delaware corporation (the "COMPANY"), Azteca Production International, Inc. ("AZTECA"), Hubert Guez, Paul Guez, Commerce Investment Group, LLC, Azteca Production International, Inc., AZT International SA D RL and all other affiliates of these entities (collectively, the "GUEZ GROUP") and Colin Dyne ("DYNE").

                                   WITNESSETH

     WHEREAS, upon consummation of the transactions contemplated by that certain Supply Agreement, dated as of the date hereof (the "SUPPLY AGREEMENT"), the Guez Group has acquired 1,000,000 shares of common stock of the Company par value $.001;

     WHEREAS, Dyne is the beneficial owner of [ ] shares of the Company's Common Stock, par value $.001 (the "DYNE SHARES").

     WHEREAS, as incentive to the consummation of the transactions contemplated by the Supply Agreement, the Company, Dyne, and Guez Group have agreed to provide for the future voting of their shares of the Company's capital stock as set forth below.

     WHEREAS, any capitalized term not defined herein shall be as defined in the Investor Rights Agreement executed as of this date.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1.   VOTING.

     1.1 GUEZ SHARES; VOTING.

     (a) Each member of the Guez Group agrees to hold all shares of Common Stock registered in its respective name or beneficially owned by them (as of the date hereof and including any other shares of Common Stock of the Company legally or beneficially acquired by them after the date hereof (hereinafter collectively referred to as the "GUEZ SHARES") subject to, and to vote the Guez Shares in accordance with, the provisions of this Agreement.

     (b) In the event that the shareholders of the Company are asked to take any action or vote on any issue or proposal (a "VOTE") each member of the Guez Group agrees (i) prior to any Vote, to provide Dyne with five days written notice of such Vote, specifying the relevant provisions and terms of such Vote and (ii) to vote all Guez Shares, and cause all Guez Shares which each beneficially holds to be voted, in accordance with the express instructions of Dyne with respect to such Vote.

     1.2 LEGEND.

     (a) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Guez Shares, the following restrictive legend (the "LEGEND"):

               "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

     (b) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Guez Shares represented by a certificate carrying the Legend.

     1.3 SUCCESSORS. The provisions of this Agreement shall be binding upon the successors in interest to any of the Guez Shares. Except in the event of (i) a sale for value of Guez Shares to a bona fide third party purchaser which is not an Affiliate of the Guez Group which sale occurs twenty-four months after the issuance of the Guez Shares or (ii) a sale of Guez Shares following a foreclosure on the entire business of one of the principal entities of the Guez Group resulting from a bona fide pledge of the Guez Shares to a financial institution so long as the financial institution complies with the Company's first refusal right in that certain Right of First Refusal and Sale Agreement dated the date hereof (the "Right of First Refusal Agreement"), the Company shall not permit the transfer of the Guez Shares on its books or issue a new certificate representing any of the Guez Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a member of the Guez Group. However, in the case of a transferee of the Guez Group in a private sale pursuant to Section 2.2(a) of Right of First Refusal Agreement, such voting obligation shall end twenty-four months from the date of original share issuance.


                                     Page 2
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2.   TERMINATION.

     2.1 This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

     (a) ten (10) years from the date of this Agreement; or

     (b) the date as of which the parties hereto terminate this Agreement by written consent of Dyne and Hubert Guez.

3.   MISCELLANEOUS.

     3.1 OWNERSHIP. Each member of the Guez Group represents and warrants to Dyne that (a) subsequent to the consummation of the transactions contemplated by the Supply Agreement, it will own the Guez Shares, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) it has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of it enforceable in accordance with its terms.

     3.2 SPECIFIC PERFORMANCE. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

     3.3 GOVERNING LAW. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of California as such laws apply to agreements among California residents made and to be performed entirely within the State of California.

     3.4 AMENDMENT OR WAIVER. This Agreement may be amended (or provisions of this Agreement waived) only by an instrument in writing signed by the Company, Dyne and Hubert Guez on behalf of the Guez Group. Any amendment or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee of any such party.

     3.5 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.


                                     Page 3
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     3.6 SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

     3.7 ADDITIONAL SHARES. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Guez Shares, by reason of conversion, exchange, any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Guez Shares for purposes of this Agreement.

     3.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

     3.9 WAIVER. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

     3.10 ATTORNEY'S FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     3.11 NOTICES. Any notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All notices shall be addressed to the holder appearing on the books of the Company or at such address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     3.12 ENTIRE AGREEMENT. This Agreement, along with the Supply Agreement, and each of the Exhibits thereto and all transactions contemplated thereby, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.









                      [THIS SPACE INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, the parties hereto have executed this VOTING AGREEMENT as of the date first above written.

COMPANY:

TAG IT PACIFIC, INC.

/S/ COLIN DYNE
--------------------------------------
         Colin Dyne, CEO


AZTECA PRODUCTION INTERNATIONAL, INC.

/S/ HUBERT GUEZ
--------------------------------------
         Hubert Guez, CEO


HUBERT GUEZ

/S/ HUBERT GUEZ
--------------------------------------



PAUL  GUEZ

/S/ PAUL GUEZ
--------------------------------------



COMMERCE INVESTMENT GROUP, LLC

/S/ HUBERT GUEZ
--------------------------------------


AZT INTERNATIONAL SA D RL

/S/ HUBERT GUEZ
--------------------------------------